                                                                    EXHIBIT 10.2

To: Each of the Purchasers named on Schedule 1 to the Purchase Agreement (as defined below),

         and

         Spectrum Pharmaceuticals, Inc.
         157 Technology Drive
         Irvine, California 92618
         Att'n: CEO

                  Re: Lock-up Agreement - Preferred Stock and Warrant Purchase
                      Agreement

Dear Sirs/Madams:

         The undersigned, being an officer of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Seller") understands that (i) the Seller and each of the Purchasers named on Schedule 1 attached thereto proposes to enter into a Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") and certain other agreements (together with the Purchase Agreement, the "Transaction"), pursuant to which the Purchasers will acquire up to 2,000 shares of the Seller's newly designated Series E Convertible Voting Preferred Stock, which are convertible into up to 4,000,000 shares of Common Stock (subject to adjustment in certain circumstances), and warrants, including certain warrants issuable to the placement agent pursuant to a financial advisory agreement between the Seller and such placement agent (all such warrants, the "Warrants") to purchase up to 3,200,000 shares of Common Stock (subject to adjustment in certain circumstances). The undersigned understands that each Purchaser is willing to proceed with this transaction only if the undersigned and all other officers of the Seller severally agree to this Lock-up Agreement. As used herein, "Common Stock" includes any securities convertible into or exchangeable for, with or without the payment of additional consideration, Common Stock. For purposes of this letter, "officer" means all officers who are required to report any beneficial ownership of the Seller's securities pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

         The undersigned hereby warrants and represents as follows:

                  (i) The undersigned is familiar with the terms of the Transaction, and the undersigned has had the opportunity to discuss in detail the terms of the Transaction with the other officers of the Seller;

                  (ii) The undersigned is beneficial owner of _________ shares of Common Stock, including shares owned in any individual retirement account; and

                  (iii) The undersigned has the full authority and capacity to enter into and carry out all the terms of this Lock-up Agreement, and the undersigned is not subject to or bound by any agreement or instrument, or the order of any court or other governmental authority which in any way restricts the undersigned's authority or capacity to enter into and carry out all the terms of this Lock-up Agreement.

         To induce each of the Purchasers and the Seller to enter into the Purchase Agreement and the other agreements constituting the Transaction, and to carry out the Transaction, and in consideration of the consummation of the Transaction, the undersigned irrevocably agrees that the undersigned will not, directly or indirectly,

         (1) offer for sale, sell, pledge, assign, hypothecate or otherwise create any interest in or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in any of the foregoing) any shares of Common Stock (including, without limitation, shares of Common Stock that the undersigned "beneficially owns" as defined in
                  Section 13(d) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and shares of Common Stock that may be issued upon exercise of any option or warrant, or upon the occurrence of any future contingency) or securities convertible into or exchangeable for (with or without the payment of any additional consideration) Common Stock during the Lock-up Period (as defined below), or

         (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, including, but not limited to, short sales, puts, calls or other hedging transactions, including private hedging transactions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, during the Lock-up Period (as hereinafter defined).

         As used herein, the "Lock-up Period" shall mean the period commencing on the date of the Closing of the Transaction ("Closing Date"), and ending on the date that the Registration Statement (as defined in the Registration Rights Agreement, dated as of September 26, 2003, among the Company and the persons listed in Schedule 1 thereto) is declared effective by the Securities and Exchange Commission.

         The Seller and its transfer agent are authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

         The undersigned understands that Seller will proceed with the Transaction in reliance on this Lock-up Agreement. The undersigned understands and agrees that any shares of Common Stock which the undersigned acquires hereafter under any circumstances shall be, without the necessity the execution of any further document or instrument or any further act, covered by this Lock-up Agreement.

         Notwithstanding the foregoing, the undersigned may transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or deriving from shares of Common Stock during the undersigned's lifetime or, upon the undersigned's death by will or intestacy, to the undersigned's immediate family or trusts or other entities of which the undersigned's immediate family are the only beneficiaries; provided, however, that (i) prior to any transfer each transferee shall execute a copy of this agreement and become bound thereby, and (ii) no such transfer, singly or in the aggregate with other transfers, shall require the registration under the Securities Act of 1933, as amended, of the shares so transferred. For the purposes of this paragraph, "immediate family" shall mean the undersigned's spouse, lineal descendants, parents and siblings.

         The undersigned agrees that the undersigned will execute any additional documents reasonably necessary or related to the enforcement of this Lock-up Agreement. The undersigned's obligations under this Lock-up Agreement shall be binding upon the undersigned's heirs, personal representatives, successors and assigns. The undersigned agrees that this Lock-up Agreement shall be governed and construed in accordance with the internal law of the State of New York, without regard to conflicts-of-laws principles.

Dated: September 26, 2003                       Very truly yours,

                                                        ________________________
                                                        Signature

                                                        ________________________
                                                        Print Name

Members of Management Executing Lock-Up Agreements:

Rajesh C. Shrotriya, M.D.
Luigi Lenaz, M.D.
John L. McManus
Michael P. McManus

                                        3